                                 EXHIBIT 3.03

                        CERTIFICATE OF CHANGE IN NUMBER
                                      OF
                     AUTHORIZED SHARES OF CLASS AND SERIES

Pursuant to the provisions of Section 78.207 of the Nevada General Corporation Law, Nanopierce Technologies, Inc., the Undersigned Corporation certifies that the following Resolutions were adapted and authorized by its Board of Directors on October 15, 1999:

     (a) The current number of authorized shares and the par value, if any, of each class and series, if any, of shares before the change is as follows:

                                  Authorized
          Class               Number of Shares   Par Value
      -----------------       ----------------   ---------

     Common                   45,000,000         $0.0001
     Preferred                 5,000,000         $0.0001

     (b) The number of authorized shares and the par value, if any, of each class and series, if any, of shares after the change is as follows:

                                  Authorized
          Class               Number of Shares   Par Value
     -----------------        ----------------   ---------

     Common                    100,000,000       $0.0001
     Preferred                   5,000,000       $0.0001

     (c) The number of shares of each affected class and series, if any, to be issued after the change in exchange for each issued share of the same class or series, is as follows:

              NONE

     (d) The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby, is as follows:

              NONE

(e)  That any required approval of the stock holders has been obtained:

(f)  The Change shall be effective upon filing the certificate.

The undersigned officers hereby verify that these Resolutions have been properly adopted by the Undersigned Corporation and that the statements contained herein are true.


Dated:  October 26, 1999


                                   NANOPIERCE TECHNOLOGIES, INC.



                                   By:  /s/ Paul H. Metzinger
                                        --------------------------------
                                            Paul H. Metzinger, President



                                  By:   /s/ Kristi J. Kampmann
                                        ---------------------------------
                                            Kristi J. Kampmann, Secretary

STATE OF COLORADO    }
               } ss.
COUNTY OF DENVER     }

I, Amy J. Fisher, a Notary Public, hereby certify that on October 26, 1999,
   --------------                                                 --
personally appeared before me, both Paul H. Metzinger and Kristi J. Kampmann, being the President and the Secretary of Nanopierce Technologies, Inc. respectively, and who being by me first duly sworn declared that they are the persons who signed the foregoing and that the statements therein contained are true.

  IN WITNESS WHEREOF, I have hereunto set my hand and seal on the date hereinbefore mentioned,

My commission expires:  9/22/02
                        -------

(S E A L)


                                  /s/ Amy J. Fisher
                                      -----------------
                                      Notary Public


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